                                                                   EXHIBIT 10.10

STATE OF LOUISIANA

PARISH OF JEFFERSON

        KNOW ALL MEN BY THESE PRESENTS, that:

        WHEREAS, Alvin C. Copeland ("Alvin"), Gilbert E. Copeland ("Gilbert"), Mary L. Copeland ("Mary"), Catherine Copeland ("Catherine") and Russell J. Jones ("Russell") are now the sole owners of the basic recipe and formula used in the preparation of a spicy fried chicken commonly known as Popeyes Famous Fried Chicken ("Popeye Formula"), said ownership being in the following proportions:

                   Alvin                 80.000%
                   Mary                   5.334%
                   Gilbert                8.666&
                   Catherine              4.000%
                   Russell                2.000%
                                         -------
                          TOTAL         100.000%

        WHEREAS, pursuant to oral agreements with A. Copeland Enterprises, Inc. ("ACE") and its wholly-owned subsidiary, Popeyes Famous Fried Chicken, Inc. ("PFFC"), Alvin granted ACE the right to use the Popeye Formula and granted PFFC the right to license others to use the Popeye Formula, and

        WHEREAS, the parties hereto desire to confirm the prior oral agreements referred to in the preceding paragraph and to enter into a written license agreement;

        NOW, THEREFORE, for and in consideration of the premises and mutual undertakings hereinafter set forth, Alvin, Mary, Gilbert, Catherine, Russell, ACE and PFFD do hereby agree as follows:

        (1) Alvin warrants that the Popeye Formula, and detailed instructions with respect thereto, have been committed to writing and have been deposited in a safety deposit box at First

                Progressive Bank, 1501 Veterans Memorial Boulevard, Metairie, Louisiana. In the event of the unavailability, incapacity or death of Alvin, arrangements have been made that one of the senior officers of ACE will always be in a position to gain access to the Popeye Formula so that it will always be available to ACE and PFFC.

        (2) Alvin, Mary, Gilbert, Catherine and Russell ("Grantors") hereby license and grant to ACE, its successors and assigns, the exclusive right to use the Popeye Formula in the United States of America and all foreign countries, in stores owned or operated by ACE or any subsidiary of ACE, subject only to the rights of PFFC as hereafter set forth.

        (3) ACE shall pay to Grantors a royalty for the use of the Popeye Formula, computed at the rate of one and one-half (1.5%) per cent on gross receipts from all items sold, less the direct sales taxes paid or owed with respect thereto, at all stores owned or operated by ACE or any subsidiary of ACE.

        (4) Grantors hereby license and grant to PFFC, its successors and assigns the exclusive right to license others, except ACE or any subsidiary of ACE, to use the Popeye Formula in the United States of America and all foreign countries, subject only to the rights of ACE as hereinabove set forth, and Grantors herewith ratify and confirm all previous licenses granted by PFFC.

        (5) With respect to any store operated pursuant to a Franchise Agreement from PFFC or any subsidiary
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                thereof PFFC shall pay to Grantors a royalty of one-half of one
                (0.5%) per cent on the gross receipts from all items sold, less the direct sales taxes paid or owed with respect thereto, from all such stores.

        (6) The royalties hereinabove set forth shall be paid on or before the 10th day after the close of each month. Grantors or anyone designated in writing by any of them shall have the right to examine the books and records of ACE and PFFC or any subsidiary of either, at reasonable times, to such limited extent as may be necessary to determine the accuracy or inaccuracy of the royalty being paid.

        (7) ACE and PFFC specifically covenant and agree to maintain as strictly confidential and secret, and not to disclose to anyone, any or all information obtained or received from Alvin relating to the Popeye Formula.

        (8) During the life of this agreement, Alvin shall not disclose to any party, other than designated representatives of ACE or PFFC, the Popeye Formula or anything related thereto.

        (9) Alvin has disclosed to ACE certain secret methods, secret formulas and secret "know-how" used in connection with Popeyes Famous Fried Chicken restaurants, including and without limitation the following:

                        A unique system relating to the opening and operating of
                restaurants specializing in the preparation and sale of highly spiced chicken made with a unique spice and batter formula and other
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                related menu items utilizing confidential food formulas (the
                "POPEYES Famous Fried Chicken System"), the distinguishing characteristics of which include, without limitation, the name POPEYES Famous Fried Chicken; other confidential food formulas and recipes used in the preparation of other food products, specialized menus; specially designed buildings; interior and exterior layouts, unique trade dress and other identification schemes ("Indicia of Origin"); standards and specifications for equipment, equipment layouts, products, operating procedures and management programs.

        (10) The Popeye Formula, for which royalty is being paid pursuant to Paragraphs 3 and 5 above, was developed prior to the incorporation of ACE. The items referred to in Paragraph 9 above were substantially developed after the incorporation of ACE and have always been the property of ACE. So that there will be a written record, Grantors ratify and confirm the ownership of ACE of all of the items referred to in Paragraph 9, it being specifically understood that this ratification and confirmation of ownership does not apply to the Popeye Formula.

        (11) If Alvin makes, develops, or invents improvements in methods relating to the production of the Popeye Formula or has or hereafter acquires additional secret recipes for products suitable for use in POPEYES Famous Friend Chicken restaurants, such improvements and new recipes shall be promptly disclosed by Alvin to ACE and PFFC and shall be included herein without any alteration in royalty payments.

        (12) Mary, Gilbert, Catherine and Russell stipulate and agree that Alvin knows the entire Popeye Formula and is in the best position to determine how and for what consideration it should be licensed. Therefore, Mary, Gilbert, Catherine and Russell do hereby give and grant to Alvin, his assigns, his succession representative or anyone designated by him in his last will and testament, for the mutual benefit of all owners of the Popeye Formula, the absolute and irrevocable right, exercisable by Alvin, in their sole discretion to (i) reduce the royalty payments due by ACE or PFFC or any successor or assignee of either, (ii) grant a moratorium on royalty payments due by ACE or PFFC or any successor or assignee of either, (iii) terminate either or all royalty payments, (iv) change the time at which either or all royalty payments are made or (v) make any other arrangement including and without limitation the lease or sale thereof with any person, firm or corporation for the use of the Popeye Formula, including the sale or transfer of ownership of the entire Popeye Formula to any third person or corporation, not related in any manner to Alvin, for cash, notes, stock or any combination thereof. Additionally, Mary, Gilbert, Catherine and Russell agree to execute any and all documents presented to them for the purpose of accomplishing the foregoing, and, in the event they are unwilling or unable for any reason to execute such documents, they hereby appoint Alvin their agent, which agency is coupled with an interest, for the purpose of executing any
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                and all documents necessary or desirable to accomplish such purpose. The sole and only restriction upon Alvin, his assigns, succession representative or anyone designated by him in his last will and testament in relation to the Popeye Formula is that if any when any cash, notes, stock or other consideration or any combination thereof is received by Alvin or available by virtue of the ownership of the Popeye Formula, 20% thereof will be delivered or paid to Mary, Gilbert, Catherine and Russell in their respective proportions at the same time Alvin receives same.

        (13) This agreement shall be subject to termination by Grantors or ACE or PFFC upon default by the other party in the performance of any of the terms, conditions, or covenants of this agreement and failure to remedy said default within thirty (30) days after written notice or demand, except that the rights of any third person holding under any franchise agreement from PFFC, its successors or assigns shall not be prejudiced by any such termination. Termination of this agreement in any manner shall not discharge the liability for royalty accrued or unpaid at the time of such termination.

        (14) This agreement shall remain in full force and effect unless otherwise cancelled as provided in Paragraph 13 above, as long as ACE or any subsidiary thereof or any franchisee of PFFC, its successors or assigns, is using the Popeye Formula, it being understood that a default or termination by ACE shall not entitle Grantors to terminate
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                PFFC and, similarly, a default or termination by PFFC shall not entitle Grantors to terminate ACE.

        IN WITNESS WHEREOF, the parties have executed this agreement at New Orleans, Louisiana, effective as of the 2nd day of July, 1979.

WITNESSES:

/s/
----------------------------                /s/ Alvin C. Copeland
/s/                                         ---------------------------
----------------------------                Alvin C. Copeland

/s/
----------------------------                /s/ Mary L. Copeland
/s/                                         ----------------------------
----------------------------                Mary L. Copeland

/s/
----------------------------                /s/ Gilbert E. Copeland
/s/                                         ----------------------------
----------------------------                Gilbert E. Copeland

/s/
----------------------------                /s/ Catherine Copeland
/s/                                         ----------------------------
----------------------------                Catherine Copeland

/s/
----------------------------                /s/ Russell J. Jones
/s/                                         ----------------------------
----------------------------                Russell J. Jones


                                            A. COPELAND ENTERPRISES, INC.

/s/
----------------------------                By: /s/ W. Ronald Lewis
/s/                                            -------------------------
----------------------------                   W. Ronald Lewis
                                               Vice President



                                            POPEYES FAMOUS FRIED CHICKEN, INC.

/s/
----------------------------                By: /s/ W. Ronald Lewis
/s/                                            -------------------------
----------------------------                   W. Ronald Lewis
                                               Vice President